Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

HELIO CORPORATION

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, no par value per share (shares subject to outstanding awards under the 2025 Plan)	(1)	Other	77,572	$0.6903	$53,547.95	0.0001381	$7.39
Equity	Common Stock, no par value per share (shares available for future issuance under the 2025 Plan)	(2)	Other	222,428	$2.1250	$472,659.50	0.0001381	$65.27

Total Offering Amounts:						$526,207.45		72.66
Total Fee Offsets:								0.00
Net Fee Due:								$72.66

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Offering Note(s)

(1)	The “Amount Registered” represents shares of common stock, no par value per share ("Common Stock"), of Helio Corporation (the "Registrant") issuable upon the exercise or settlement of awards outstanding under the Helio Corporation 2025 Equity Incentive Plan (the "2025 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the 2025 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock. All share numbers reflect the Registrant's 1-for-5 reverse stock split effective July 20, 2026. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price are based on the weighted-average exercise price of $0.6903 per share of such outstanding awards
(2)	The “Amount Registered” represents shares of Common Stock available for future issuance under the 2025 Plan. All share numbers reflect the Registrant’s 1-for-5 reverse stock split effective July 20, 2026. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on $2.125 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the OTC Markets on July 31, 2026, a date within five business days prior to the filing of this Registration Statement. The “Amount of Registration Fee” is calculated pursuant to Section 6(b) of the Securities Act by multiplying the maximum aggregate offering price by the applicable fee rate of 0.0001381. Paid herewith.